                                                                     EXHIBIT 2.0

                          [ARTHUR ANDERSEN LETTERHEAD]

Oslo, July 22, 1999

Teekay Shipping Corporation
Fourth Floor
Euro Canadian Centre
Marlborough Street & Navy Lion Road
PO Box SS-6293
Nassau
The Bahamas


Ladies and Gentlemen,

As independent public accountants, we hereby consent to the incorporation in Teekay Shipping Corporation's Report on Form 6-K dated on July 22, 1999, of our Auditors' Report dated March 3, 1999 relating to the consolidated balance sheets of Bona Shipholding Ltd. and subsidiaries as of December 31, 1998, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flow for the three years in the period ended December 31, 1998.

We also consent to the incorporation by reference therein of such report in Teekay Shipping Corporation's Registration Statements on Forms F-3 (Registration Statement File No. 33-97746) and S-8 (Registration Statement file No. 33-98768) filed with the Securities and Exchange Commission on October 4, 1995 and October 27, 1995, respectively.


Very truly yours,
ARTHUR ANDERSEN & CO.


/s/ MORTEN DRAKE
-------------------------------------------
Morten Drake
State Authorised Public Accountant (Norway)